SEE REFERENCE TO RESTRICTIONS ON REVERSE

INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE

NUMBER

E-

SHARES

The viaLink Company

Series E Convertible
Preferred Stock

THIS CERTIFIES THAT is the registered holder of fully paid and non-assessable shares of Series E Convertible Preferred Stock, $0.001 par value, of The viaLink Company, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation as of this day of , .

PREFERRED

Brian Carter
Vice President

Robert Bruce
Assistant Secretary

$0.001
par value

No E-

The viaLink Company

CERTIFICATE FOR

SHARES

OF

PREFERRED STOCK

Series E

ISSUED TO

DATED

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE VIALINK COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

For Value Received _____ *hereby sell, assign and transfer unto* ____

____ *Shares of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint* ____ *Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.*

Dated ____________________ *20* _____

In presence of

____

____

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.